Exhibit 10.45

FOURTH AMENDED AND RESTATED SUPPORT AGREEMENT

This FOURTH AMENDED AND RESTATED SUPPORT AGREEMENT (this “Agreement”) is entered into as of December 27, 2011 by and among WLR Recovery Fund IV, L.P., a Delaware limited partnership (the “Investor”), International Textile Group, Inc., a Delaware corporation (the “Borrower”), and General Electric Capital Corporation, in its capacity as Agent for itself and Lenders (as defined in the Credit Agreement defined below) (“Agent”).

RECITALS

A.           Reference is made to that certain Amended and Restated Credit Agreement dated as of March 30, 2011 among Borrower, the other parties thereto designated as Borrowers and Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) pursuant to which Lenders have agreed to make Loans to, and issue Letters of Credit for the benefit of, Borrower.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

B.           The Investor and certain of its affiliates have a substantial ownership interest in Borrower, and, as such, benefits from the credit facilities made available to Borrower under the Credit Agreement.

C.           As an inducement to and as one of the conditions precedent to the agreement of Agent and the Lenders to enter into the Credit Agreement, the Investor, WLR Recovery Fund III, LP, Borrower and Agent entered into a Third Amended and Restated Support Agreement dated as of March 30, 2011 (the “Existing Support Agreement”).

D.           In order to induce Agent and Lenders to enter into an amendment to the Credit Agreement to provide additional liquidity to Borrower and its subsidiaries, (i) the Investor has agreed to cause RBS Citizens, N.A. to issue the WLR/RBS Letter of Credit II, and (ii) the parties to the Existing Support Agreement have agreed to amend and restate the Existing Support Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, Borrower and Agent hereby agree as follows:

1.           WLR/RBS Letter of Credit II.

(a)           If on any date of determination (such date, the “Determination Date”) (i) average Excess Availability for the forty-five (45) calendar days preceding the Determination Date is greater than $5,000,000, (ii) the Fixed Charge Coverage Ratio for the twelve month period ending as of the last day of the fiscal month immediately preceding the Determination Date is greater than 1.20 to 1.00, (iii) the amount available for inclusion in the Borrowing Base pursuant to clause (e) of the definition thereof is equal to zero pursuant to the terms of the Credit Agreement, and (iv) no Default or Event of Default shall have occurred and be continuing as of such Determination Date or would occur as a result thereof, either (A) Investor and Agent shall, upon the request of the Investor, cause the WLR/RBS Letter of Credit II to be amended to reduce the face amount thereof from $20,000,000 to $10,000,000 or (B) (x) Investor shall cause a replacement evergreen standby letter of credit to be issued by RBS Citizens, N.A. (or such other issuer to the extent required by subclause (d) below) in an amount equal to $10,000,000 that names GE Capital, in its capacity as Agent for itself and the Lenders, as the beneficiary thereof, and WLR Recovery Fund IV L.P. as the applicant, which letter of credit shall have been delivered in original copy to Agent and which letter of credit is otherwise in form and substance satisfactory to Agent (the date on which such amendment becomes effective or a replacement letter of credit is issued, the “LC Reduction Date”) and (y) concurrently with the issuance of such replacement WLR/RBS Letter of Credit II, Agent shall cause the existing WLR/RBS Letter of Credit II to be terminated.

(b)           If on any date of determination occurring more than forty-five (45) calendar days after the Determination Date (such date, the “Second Determination Date”) (i) average Excess Availability for the forty-five (45) calendar days preceding  the Second Determination Date is greater than $10,000,000, (ii) the Fixed Charge Coverage Ratio for the twelve month period ending as of the last day of the fiscal month immediately preceding the Second Determination Date is greater than 1.20 to 1.00, and (iii) no Default or Event of Default shall have occurred and be continuing as of such Second Determination Date or would occur as a result thereof, either (A) Investor and Agent shall, upon the request of the Investor, cause the WLR/RBS Letter of Credit II to be amended to reduce the face amount thereof from $10,000,000 to $5,000,000 or (B) (x) Investor shall cause a replacement evergreen standby letter of credit to be issued by RBS Citizens, N.A. (or such other issuer to the extent required by subclause (d) below) in an amount equal to $5,000,000 that names GE Capital, in its capacity as Agent for itself and the Lenders, as the beneficiary thereof, and WLR Recovery Fund IV L.P. as the applicant, which letter of credit shall have been delivered in original copy to Agent and which letter of credit is otherwise in form and substance satisfactory to Agent and (y) concurrently with the issuance of such replacement WLR/RBS Letter of Credit II, Agent shall cause the existing WLR/RBS Letter of Credit II to be terminated.

(c)           If on any date of determination occurring more than forty-five (45) calendar days after the Second Determination Date (such date, the “Third Determination Date”) (i) average Excess Availability for the forty-five (45) calendar days preceding  the Third Determination Date is greater than $15,000,000, (ii) the Fixed Charge Coverage Ratio for the twelve month period ending as of the last day of the fiscal month immediately preceding the Third Determination Date is greater than 1.20 to 1.00, and (iii) no Default or Event of Default shall have occurred and be continuing as of such Third Determination Date or would occur as a result thereof, Investor and Agent shall, upon the request of the Investor, cause the WLR/RBS Letter of Credit II to be terminated.

(d)           If on any date the Moody’s long- and short-term deposits ratings for RBS Citizens, N.A. (or any other issuer of a WLR/RBS Letter of Credit II) are lower than A2 or P-2, respectively, or the S&P long- and short-term deposits ratings for RBS Citizens, N.A. (or any other issuer of a WLR/RBS Letter of Credit II) are lower than A- or A-2, respectively (any such date, a “Downgrade Date”), (x) Investor shall, no later than 5 days after the applicable Downgrade Date, cause a replacement evergreen standby letter of credit to be issued by a financial institution with long- and short-term deposits ratings from Moody’s that are at least A2 and P-2, respectively, and long- and short-term deposits ratings from S&P that are at least A- and A-2, respectively, in an amount equal to the amount of the WLR/RBS Letter of Credit II that is being replaced, that names GE Capital, in its capacity as Agent for itself and the Lenders, as the beneficiary thereof, and WLR Recovery Fund IV L.P. as the applicant, which letter of credit shall have been delivered in original copy to Agent and which letter of credit is otherwise in form and substance satisfactory to Agent and (y) concurrently with the issuance of such replacement WLR/RBS Letter of Credit II, Agent shall cause the existing WLR/RBS Letter of Credit II to be terminated.

(e)           For purposes of this Section 1, Excess Availability shall be determined in a manner reasonably acceptable to Agent and in any event excluding only that portion of the accounts payable that are not current within their respective terms from the determination thereof.

2.           Representations and Warranties.  Investor represents and warrants that the execution, delivery and performance of this Agreement is a legal, valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

3.           Third Party Beneficiary.  The Investor acknowledges that Lenders are third party beneficiaries of this agreement and that Agent is entitled to enforce the same on behalf of Lenders.

4.           Governing Law; Successors.  This Agreement shall be governed by the internal laws of the State of New York and shall bind and inure to the benefit of the parties and their respective heirs, successors and assigns.

5.           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and supersedes all other oral or written agreements among the parties hereto with respect to the matters covered hereby and thereby.  This Agreement and the terms hereof may only be modified, amended, supplemented or waived by the written agreement of all parties hereto.  This Agreement shall constitute a Loan Document.

6.           Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile or electronic mail transmission.  Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an original signature.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WLR RECOVERY FUND IV, L.P.

By:	/s/ David L. Wax
Name: David L. Wax
Title: Principal Member

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

[Signature Page to Fourth Amended and Restated Support Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Donald Cavanagh
Name: Donald Cavanagh
Title: Duly Authorized Signatory

[Signature Page to Fourth Amended and Restated Support Agreement]

Acknowledged and agreed, solely for purposes of the amendment and restatement of the Existing Support Agreement pursuant to Section 5 thereof:

WLR RECOVERY FUND III, L.P.

By:	David L. Wax
Name: David L. Wax
Title: Principal Member

[Signature Page to Fourth Amended and Restated Support Agreement]